Exhibit 10.147

FIRST AMENDMENT TO
FOURTH AMENDED AND RESTATED OMNIBUS AGREEMENT
This First Amendment to the Fourth Amended and Restated Omnibus Agreement (this “Amendment”) is entered into as of 00:01 a.m. Eastern Standard Time on January 1, 2019, by and among Andeavor LLC, a Delaware limited company (“Andeavor”), on behalf of itself and the other Andeavor Entities (as defined herein), Tesoro Refining & Marketing Company LLC, a Delaware limited liability company and formerly known as Tesoro Refining and Marketing Company (“TRMC”), Tesoro Companies, Inc., a Delaware corporation (“Tesoro Companies”), Tesoro Alaska Company LLC, a Delaware limited liability company and formerly known as Tesoro Alaska Company (“Tesoro Alaska”), Andeavor Logistics LP, a Delaware limited partnership (the “Partnership”), Tesoro Logistics GP, LLC, a Delaware limited liability company (the “General Partner” and together with Andeavor, the Andeavor Entities, TRMC, Tesoro Companies, Tesoro Alaska and the Partnership, the “Original Parties”), and Marathon Petroleum Company LP, a Delaware limited partnership (“MPCLP”). The above-named entities are sometimes referred to in this Amendment each as a “Party” and collectively as the “Parties.” Capitalized terms used and not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Omnibus Agreement (as that term is defined below).
WHEREAS, the Original Parties are parties to that certain Fourth Amended and Restated Omnibus Agreement, dated as of October 30, 2017 (the “Omnibus Agreement”);
WHEREAS, pursuant to Section 9.5 of the Omnibus Agreement, the Omnibus Agreement may be amended by the written agreement of all of the Original Parties; and
WHEREAS, the Parties, including all of the Original Parties, wish to amend the Omnibus Agreement as set forth herein.
NOW, THEREFORE, in consideration of the promises, mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, as set forth herein, the Parties agree as follows:

1.
The preamble to the Omnibus Agreement is hereby amended to add MPCLP as a party to the Omnibus Agreement, and MPCLP, by its signature below, agrees to be bound by, and subject to, all of the covenants, terms and conditions of the Omnibus Agreement as though an original party thereto.

2.	Section 4.1 in the Omnibus Agreement is hereby amended and restated in its entirety as follows:
(a)    MPCLP agrees to provide, for the Partnership Group’s benefit, centralized corporate services that Andeavor and the applicable Andeavor Entities, or MPCLP, as applicable, have traditionally provided in connection with the Assets including, without limitation, the general and administrative services listed on Schedule IV to this Agreement. As consideration for such services, the Partnership will pay MPCLP a monthly administrative fee in the amount set forth in Schedule VIII to this Agreement (the “Administrative Fee”), payable on or before the tenth business day of each month, commencing in the first month following the date hereof. Andeavor may increase the

Administrative Fee on July 1 of each year, commencing on July 1, 2018, by a percentage equal to the positive change, if any, in the CPI-U (All Urban Consumers) for the prior calendar year, rounded to the nearest one-tenth (1/10) of one percent (1%), or to reflect any increase in the cost of providing centralized corporate services to the Partnership Group due to changes in any law, rule or regulation applicable to MPCLP or the Partnership Group, including any interpretation of such laws, rules or regulations.
(b)    At the end of each calendar year, the Partnership will have the right to submit to MPCLP a proposal to reduce the amount of the Administrative Fee for that year if the Partnership believes, in good faith, that the centralized corporate services performed by MPCLP for the benefit of the Partnership Group for the year in question do not justify payment of the full Administrative Fee for that year. If the Partnership submits such a proposal to MPCLP, MPCLP agrees that it will negotiate in good faith with the Partnership to determine if the Administrative Fee for that year should be reduced and, if so, the amount of such reduction. If the Parties agree that the Administrative Fee for that year should be reduced, then Andeavor shall promptly pay to the Partnership the amount of any reduction for that year.
(c)    The Partnership Group shall reimburse Andeavor and MPCLP, as applicable, without duplication of any reimbursements made pursuant to Section 7.4 of the Partnership Agreement, for all other direct or allocated costs and expenses incurred by the Andeavor Entities or MPCLP on behalf of the Partnership Group, including, but not limited to the following; provided, however, that the costs and expenses described in subsections (i) through (vi) below shall not apply with respect to employees of MPCLP that are providing the services listed on Schedule IV:
(i)    salaries of employees of MPCLP, to the extent, but only to the extent, such employees perform services for the Partnership Group, provided that for employees that do not devote all of their business time to the Partnership Group, such expenses shall be based on the annual weighted average of time spent and number of employees devoting services to the Partnership Group;
(ii)    except as otherwise provided in Section 4.1(c)(vi) below, the cost of employee benefits relating to employees of MPCLP, including 401(k), pension, bonuses and health insurance benefits (but excluding Marathon Petroleum Corporation (“MPC”) stock-based compensation expense), to the extent, but only to the extent, such employees perform services for the Partnership Group, provided that for employees that do not devote all of their business time to the Partnership Group, such expenses shall be based on the annual weighted average of time spent and number of employees devoting their services to the Partnership Group;
(iii)    any expenses incurred or payments made by MPCLP or the applicable Andeavor Entities for insurance coverage with respect to the Assets or the business of the Partnership Group;
(iv)    all expenses and expenditures incurred by MPCLP or the applicable Andeavor Entities as a result of the Partnership becoming and continuing as a publicly traded entity, including, but not limited to, costs associated with annual and quarterly reports, independent auditor fees, partnership governance and compliance, registrar and transfer agent fees, tax return and Schedule K-1 preparation and distribution, legal fees and independent director compensation;
(v)    all sales, use, excise, value added or similar taxes, if any, that may be applicable from time to time with respect to the services provided by MPCLP to the Partnership Group pursuant to Section 4.1(a);
(vi)    any severance or similar amounts (“Severance Amounts”) due to the President of the General Partner or the Vice President, Operations of the General Partner in the event of a Change of Control (or similar term, in each case as defined in the applicable management stability agreement) of Andeavor under the terms of their respective management stability agreements with Andeavor or MPCLP, provided that such reimbursement shall be based on the percentage of time spent by such employee on the business of the Partnership Group during the last completed payroll period immediately preceding the date of such Change of Control. Notwithstanding anything in this Agreement to the contrary, in no event will the Partnership Group reimburse Andeavor or MPCLP for, or otherwise in any way be responsible for, (A) any Severance Amounts due to any employee of MPCLP or the applicable Andeavor Entities (other than the President of the General Partner or the Vice President, Operations of the General Partner) in the event of a Change of Control (or similar term, in each case as defined in the applicable Employment Agreement) of Andeavor, or (B) any Andeavor or MPC stock-based compensation expense related to accelerated vesting of Andeavor or MPC equity awards. For the purposes of this Section 4.1(c)(vi), the term “Employment Agreement” shall include any employment agreement, management stability agreement or similar agreement between Andeavor or MPCLP and any employee of MPCLP or the applicable Andeavor Entities; and
(vii)    any other expenses listed on Schedule IV and identified as applicable to this clause (vii).
Such reimbursements shall be made on or before the tenth business day of the month following the month such costs and expenses are incurred or accrued. For the avoidance of doubt, the costs and expenses set forth in Section 4.1(c) shall be paid by the Partnership Group in addition to, and not as a part of or included in, the Administrative Fee.

3.	Section 9.2 of the Omnibus Agreement is amended to add the following notice information at the end of the section:

If to MPCLP:

Marathon Petroleum Company LP
539 South Main St.
Findlay, OH 45840
Attn:  General Counsel

4.	Section 9.3 of the Omnibus Agreement is amended to add “, MPCLP” after “Andeavor” in the first sentence of such section.

5.	Schedule 4.1(a) to the Omnibus Agreement is amended to replace “Andeavor” with “MPCLP” in the first clause.

6.	The provisions of Article IX of the Omnibus Agreement, as amended by this Amendment, are incorporated herein by reference and apply to the terms of this Amendment mutatis mutandis.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by as of the date first set forth above.

ANDEAVOR LLC

By:	/s/ Molly R. Benson
Name:	Molly R. Benson
Title:	Vice President and Secretary

TESORO REFINING & MARKETING COMPANY LLC

By:	/s/ Molly R. Benson
Name:	Molly R. Benson
Title:	Vice President and Secretary

TESORO COMPANIES, INC.

By:	/s/ Molly R. Benson
Name:	Molly R. Benson
Title:	Vice President and Secretary

TESORO ALASKA COMPANY LLC

By:	/s/ Molly R. Benson
Name:	Molly R. Benson
Title:	Vice President and Secretary

Signature Page to First Amendment

ANDEAVOR LOGISTICS LP

By:	Tesoro Logistics GP, LLC, its general partner

By:	/s/ Don J. Sorensen
Don J. Sorensen
President

TESORO LOGISTICS GP, LLC

By:	/s/ Don J. Sorensen
Don J. Sorensen
President

Signature Page to First Amendment

MARATHON PETROLEUM COMPANY LP

By:	/s/ Molly R. Benson
Name:	Molly R. Benson
Title:	Vice President, Chief Securities, Governance & Compliance Officer and Corporate Secretary

Signature Page to First Amendment